Filed Pursuant to Rule 433 of the

Securities Act of 1933, as amended

Registration Statement Nos. 333-196437 and 333-194256

Free Writing Prospectus dated August 5, 2014

Filed Pursuant to Rule 433 of the Securities Act of 1933, as amended Registration Statement Nos. 333-196437 and 333-194256 Free Writing Prospectus dated August 5, 2014 Andrew Brandt @ adbrandt .4h Fantex: “Sanu has been getting major buzz early in camp and serves as an opportunity for investors to get in early on a young player” Expand Andrew Brandt @ Adbrandt . 4h As Dalton gets a new deal, his WR gets an IPO: Fantex will offer 164,300 shares of Fantex Mohamed Sanu at a price of $10 per share. Expand